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                                                                     Exhibit 5.1

                   [Letterhead of Appleby, Spurling & Kempe]

                                7 December 2000

Tyco International Ltd.
The Zurich Centre, Second Floor
90 Pitts Bay Road
Pembroke HM 08
Bermuda

Dear Sirs:

Registration Statement on Form S-3

   We have acted as Bermuda counsel to Tyco International Ltd., a Bermuda company (the "Company"), in connection with its filing with the United States Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), with respect to the registration under the United States Securities Act of 1933, as amended, of $4,657,500,000 aggregate principal amount at maturity of Liquid Yield Option (TM) Notes due 2020 (Zero Coupon--Senior) (each, a "Note") issued by the Company on November 17, 2000 and the Company's common shares, US$0.20 par value per share (the "Shares"), issuable upon conversion, and/or purchase by the Company, of the Notes pursuant to that certain Indenture dated as of November 17, 2000 (the "Indenture"), by and between the Company and State Street Bank and Trust Company, as trustee. The Company issued the Notes pursuant to that certain Purchase Agreement, dated as of November 14, 2000, by and between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Purchase Agreement")

   For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the "Documents").

   Unless otherwise defined herein or in the Schedule to this opinion, terms defined in the Registration Statement have the same meanings when used in this opinion.

Assumptions

   In stating our opinion we have assumed:

  (a) The authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies.

  (b) The genuineness of all signatures on the Documents.

  (c) The authority, capacity and power of each of the persons signing the Documents which we have reviewed (other than the Directors or Officers of the Company).

  (d) That any factual statements made in any of the Documents are true, accurate and complete.

  (e) That the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered.

  (f) That the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered.
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Opinion

   Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

  (1) The Company is an exempted company validly organized and existing and in good standing under the laws of Bermuda.

  (2) The Company has all requisite corporate power and authority under its Constitutional Documents to enter into and perform its obligations under the Indenture, the Purchase Agreement and the Notes.

  (3) The execution, delivery and performance by the Company of the Purchase Agreement, the Indenture and the Notes, and the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Company.

  (4) All necessary corporate action required to be taken by the Company in connection with the issue by the Company of the Shares pursuant to Bermuda law has been taken by or on behalf of the Company, and all necessary approvals of Governmental authorities in Bermuda have been duly obtained for the issue by the Company of the Shares.

  (5) When issued pursuant to the Resolutions and the Indenture and in the circumstances referred to or summarised in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

  (6) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof in respect of the issue of the Shares.

Reservations

   We have the following reservations:

  (a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

  (b) In paragraph (1) above, the term "good standing" means only that the Company has received a Certificate of Compliance from the Registrar of Companies in Hamilton Bermuda which confirms that the Company has neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Registrar of Companies and thereby cease to exist under the laws of Bermuda.

  (c) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of the Company and subject to any contrary provision in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

  (d) Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

    (i) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or do not appear in the public records at the date and time the search is concluded; or

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    (ii) details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded.

  (e) In order to issue this opinion we have carried out the Company Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

  (f) In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

  (g) As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon the Officer's Certificate, and have assumed without independent inquiry the accuracy of the representations contained therein.

  (h) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

Disclosure

   This opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the United States Securities and Exchange Commission. We consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included as part of the Registration Statement.

   This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

   This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

                                          Yours faithfully

                                          /s/ Appleby Spurling & Kempe

                                          Appleby Spurling & Kempe

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                                    SCHEDULE

1. A certificate dated 7 December 2000 (the "Officer's Certificate") issued by Byron S. Kalogerou, Vice President and Assistant Secretary of Tyco, in respect of the authorised and issued share capital of the Company and certifying the resolutions of the Board of Directors Tyco passed on 10 November 2000 (the "Resolutions") and other matters relative to the LYONs.

2. Certified copies of the Memorandum of Association and Bye-Laws of the Company (collectively referred to as the "Constitutional Documents").

3. A copy of the Registration Statement.

4. A copy of the permission dated 20 April 1998, given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the issue of the Shares.

5. The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 7 December 2000 (the "Company Search").

6. The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 7 December 2000 in respect of the Company (the "Litigation Search").

7. A Certificate of Compliance, dated 8 December 2000 issued by the Ministry of Finance in respect of Tyco.

8. The Purchase Agreement.

9. The Indenture.